withum
ADVISORY TAX AUDIT

Jon Saxe, Audit Committee Chair
Simon Westbrook, Chief Financial Officer
Kyto Technology and Life Science, Inc.
13050 Paloma Road
Los Altos Hills, California 94022

## ASSIGNMENT AND ASSUMPTION AGREEMENT

As you are aware, on July 15, 2021, OUM & Co. LLP ("OUM") entered into a business transaction with WithumSmith+Brown, PC ("Withum") whereby Withum acquired certain assets of OUM and certain professional staff and partners of OUM joined as either employees or partners of Withum. As a result of this transaction and as approved by the Audit Committee, OUM has assigned its engagement letter with Kyto Technology and Life Science, Inc., dated May 20, 2021 (the "Engagement Letter") to Withum. Accordingly, Withum hereby assumes and agrees to perform the remaining professional services to Kyto Technology and Life Science, Inc. under the terms and conditions as provided for in the Engagement Letter.

If you have any questions, please contact me at any time. Withum will continue to provide you with the quality services you have received in the past, and we look forward to continuing our professional relationship.

Scott Miller, Partner

## ACKNOWLEDGED AND AGREED:

**KYTO TECHNOLOGY AND LIFE SCIENCE, INC.**

By: ______________________

Title: Audit Committee Chair

Date: Aug. 12, 2021

By: ______________________

Title: Chief Financial Officer

Date: Aug 12, 2021